                                2

                                                 Exhibit 77(d)(A)
                                    MS Variable Investment Series
                                         Income Builder Portfolio

     Effective August 25, 2005, the Income Builder Portfolio  may
invest  up  to  15%  of its net assets in Real Estate  Investment
Trusts ("REITs").